Exhibit 10.3

AMCON DISTRIBUTING COMPANY

2018 OMNIBUS INCENTIVE PLAN

[INCENTIVE][OR][NONQUALIFIED] STOCK OPTION AGREEMENT

Date of Grant:	[__________], 20[__]

Number of Shares to Which Option Relates:	[______________ (____)]

Option Exercise Price per Share (Representing 100% of the Fair Market Value on the Date of Grant):	$[_________]

This [Incentive][OR][Nonqualified] Stock Option Agreement dated [__________], 20[__] (this "Award Agreement"), is made by and between AMCON Distributing Company, a Delaware corporation (the "Company"), and [_______] ("Optionee").

RECITALS:

A.        Effective December 21,  2018, the Company's stockholders approved the AMCON Distributing Company 2018 Omnibus Incentive Plan (the "Plan") pursuant to which the Company may, from time to time, grant options to purchase shares of the Company's common stock to eligible Service Providers of the Company.

B.         Optionee is a Service Provider of the Company or one of its Affiliates and the Company desires to encourage Service Provider to own an equity interest in the Company and to have an added incentive to advance the interests of the Company, and desires to grant to Optionee [an incentive][OR][a nonqualified] stock option to purchase shares of the Company’s common stock on the terms and conditions reflected in this Agreement, the Plan and as otherwise established by the Committee.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.         Incorporation of Plan.  All provisions of this Agreement and the rights of Optionee are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided.  Capitalized terms used in this Agreement but not defined will have the meaning set forth in the Plan.

2.         Grant of Stock Option.  As of the Date of Grant identified above, the Company grants Optionee,  subject to this Agreement and the Plan, the right, privilege and option (the "Option") to purchase, in one or more exercises, all or any part of that number of Shares of Stock identified above opposite the heading "Number of Shares to Which Option Relates" (the "Option Shares"), at the per Share price specified above opposite the heading "Option Exercise Price per Share".  [THE FOLLOWING

SENTENCE IS ADDED IN THE CASE OF EMPLOYEE INCENTIVE OPTIONS][This Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an "incentive stock option" within such section or any other section of the Code.]

3.         Consideration to the Company.  In consideration of the granting of this Option by the Company, Optionee agrees to render faithful and efficient services as a Service Provider of the Company or one of its Affiliates.  Nothing in this Agreement or in the Plan will confer upon Optionee any right to continue as such a Service Provider or will interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Optionee's  position as a Service Provider at any time for any reason whatsoever, with or without cause.

4.         Exercisability of Option.  During Optionee's lifetime, this Option may be exercised only by Optionee.  This Option, except as specifically provided elsewhere under the terms of the Plan, shall vest and become exercisable as follows:

Years Elapsed from Date of Grant	Percentage Exercisable

1 Year	[___]%
[__] Years	[___]%
[__] Years	[___]%
[__] Years or More	100%

For purposes of this Section 4, a year shall mean a period of 365 days (or 366 days in the event of a leap year).  Notwithstanding the above Option vesting schedule, this Option will become fully exercisable upon Optionee's death or Disability provided the Option has not otherwise expired, been cancelled or terminated.

5.         Method of Exercise.  Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, the portion of this Option which is otherwise exercisable pursuant to Section 4 may be exercised in whole or in part, from time to time by delivery to the Company or its designee a written notice which will:

(a)        set forth the number of Shares with respect to which the Option is to be exercised;

(b)        if the person exercising this Option is not Optionee, be accompanied by satisfactory evidence of such person's right to exercise this Option; and

(c)        be accompanied by payment in full of the Option Exercise Price in the form of cash, or a certified bank check made payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.

6.         Expiration of Option.  Unless terminated earlier in accordance with the terms of this Agreement or the Plan, the Option granted herein will expire at 5:00 P.M., Central Time, on the ten (10) year Anniversary of the Date of Grant (the "Expiration Date").  If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Agreement or the Plan, at 5:00 P.M., Central Time, on the first business day before such Expiration Date.

7          Effect of Separation from Service.  If Optionee ceases to be Service Provider for any reason, including cessation by death or Disability, the effect of such termination of employment on all or any portion of this Option is as provided below.  Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.

(a)        If Optionee's  position as a Service Provider with the Company or any of its Affiliates is terminated by the Company or such Affiliate for Cause, the Option will immediately be forfeited as of the time of such termination.

(b)        If Optionee ceases to be a Service Provider to the Company or any of its Affiliates due to Optionee's resignation or termination by the Company or such Affiliate without Cause, the portion of this Option which was otherwise exercisable pursuant to Section 4 on the date of such resignation or termination may be exercised by Optionee at any time prior to 5:00 P.M., Central Time, on the ninetieth (90th) calendar day following the effective date of Optionee's  resignation or termination.  If such ninetieth (90th) day is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such ninetieth (90th) day.

(c)        If Optionee ceases to be a Service Provider with the Company or any of its Affiliates due to Optionee's death or Disability, the Option may be exercised by Optionee at any time prior to 5:00 P.M., Central Time, on the 365th calendar day following the effective date of Optionee's  cessation as a Service Provider.  If such 365th day is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such 365th day.

8.         Notices.  Any notice to be given under the terms of this Agreement to the Company will be addressed to the Secretary of the Company at AMCON Distributing Company, 7405 Irvington Road, Omaha, Nebraska 68122, and any notice to be given to Optionee will be addressed to him or her at the address given beneath his or her signature hereto.  By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to him or her.  Any notice which is required to be given to Optionee will, if Optionee is then deceased, be given to Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 8.  Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

9.         Nontransferability.  Except as otherwise provided in this Agreement or in the Plan, the Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment, or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.

10.       Status of Optionee.  Optionee shall not be deemed a stockholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her.  The Company shall not be required to issue or transfer any certificates for Shares issued upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

11.       [THIS SECTION IS ADDED IN THE CASE OF EMPLOYEE INCENTIVE OPTIONS][Notice of Disqualifying Disposition.  In order to enable the Company to avail itself of any income tax deduction to which it may be entitled, Optionee shall notify the Company of his or her intent to dispose of any of the Shares issued upon exercise of this Option within two (2) years from the Date of Grant and one (1) year from the date of exercise of the Option.  Promptly after such disposition Optionee shall notify the Company of the number of Shares disposed of, the dates of acquisition and disposition of such Shares, and the consideration, if any, received on such disposition.]

12.       Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.       Amendment.  This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement; provided, however, the Company may unilaterally amend this Agreement if it determines that a ministerial amendment is necessary which does not adversely affect the rights of Participant or the potential economic benefit intended to be conveyed hereunder.

14.       Governing Law.  The laws of the State of Delaware will govern the interpretation, validity and performance of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

15.       Binding Effect.  A signature of a party to this Agreement sent by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.  Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

This Agreement has been executed and delivered by the parties hereto.

The Company:	Participant:

AMCON DISTRIBUTING COMPANY

By: ____________________________	____________________________
Name:	[_______]
Title: